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                                                                   Exhibit 10.20

                                    AGREEMENT


     THIS AGREEMENT (the "Agreement"), effective as of January 1, 2004 by and between AngioDynamics, Inc., a Delaware corporation (the "Company") and Donald
A. Meyer ("Meyer").

     WHEREAS, Meyer is a current member of the Board of Directors of the Company (the "Board") and has served as a member of the Board for the past 8 years; and

     WHEREAS, the Company recognizes Meyer's past contributions to the Company and wants to provide for the continuation of his contributions to the Company.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Position. Meyer shall provide to the Company certain services, including
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     (i) serving as Trustee of the Company's 401(k) savings plan, and (ii) such other services as may reasonably be requested by the Company from time to time (collectively, the "Services").

2.   Independent Contractor. Meyer shall perform the Services as an independent
     ----------------------
     contractor and consultant and not as an employee of the Company. The Company shall not withhold any amounts for taxes from payments made to Meyer. Meyer shall be responsible for the payment of all taxes in connection with amounts paid to him by the Company and shall indemnify the Company and hold the Company harmless with respect to the payment of all such taxes.

3.   Board of Directors. Meyer hereby agrees to resign from the Board when his
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     replacement is selected by the Board. Except as provided in Section 5,
     Meyer shall not receive any compensation for his continued service as a member of the Board from the effective date of this Agreement until his resignation.

4.   Term. The term of this Agreement shall be thirty-six (36) months,
     ----
     commencing on January 1, 2004 and terminating on December 31, 2006 (the "Term"). Notwithstanding the foregoing, this Agreement shall terminate upon the earliest to occur of (i) a change in control (as defined in the Company's standard change in control agreement), (ii) Meyer's death or
     (iii) thirty days after the proper giving of notice by one party of a material breach of this Agreement by the other party (unless such material breach is cured during such 30-day period).

5.   Compensation. In consideration of Meyer's continued service as a member of
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     the Board until January 24, 2004, and his performance of the Services,
     Meyer shall receive thirty-six (36) equal monthly payments of $3,500.00, payable on the first day of each month commencing January 1, 2004. Meyer shall continue to receive such payments upon his disability, but such payments shall cease upon the end of the month in which a change in control or Meyer's death occurs. Except as set forth herein, Meyer shall not receive any additional compensation or payments.

6.   Stock Options. The Company shall take all action deemed necessary and
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     appropriate so that all Company stock options held by Meyer as of December
     31, 2003 shall expire on the earlier of (i) December 31, 2006, or (ii) the 10 year anniversary of the original



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     grant date of each stock option, provided, that in the event this Agreement is terminated, all vested stock options shall expire ninety (90) days after the date of termination.

7.   Business Expenses. In addition to the Compensation provided for in Section
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     5, during the Term the Company shall reimburse Meyer for reasonable travel expenses incurred consistent with the Company's policies, in connection with his performance of the Services.

8.   Confidentiality. Meyer shall execute the Company's standard Nondisclosure
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     and Assignment of Inventions Agreement (the "NDA"), which shall prohibit his use and disclosure of confidential information during the Term and thereafter until such information no longer constitutes confidential information.

9.   Non-Competition. Provided that the Company shall not be in material breach
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     of its obligations under paragraphs 1, 3, 5 and 6 hereof (it being understood that no such material breach shall be deemed to have occurred until and unless Meyer has provided the Company with written notice of such material breach and the Company has not cured such breach in all material respects within thirty days after receipt of such notice), Meyer agrees that during the Term and for a period of twelve (12) months following the termination or expiration of this Agreement, he shall not in any state or territory of the United States in which the Company conducts business, directly or indirectly, own, manage, operate, control, be employed by, be a shareholder of, be an officer of, participate in, contract with or be connected in any capacity or any manner with any business that directly or indirectly (whether through related companies or otherwise) manufactures, develops, designs, distributes, sells, or markets any product, device or equipment substantially similar to any product, device or equipment which during the Term has been manufactured, marketed, sold or distributed by the Company or any product, device or equipment (unless such product, device or equipment has been abandoned by the Company or such product, device or equipment is not competitive with the Company's business) which the Company was developing or designing during the Term for future manufacturing, marketing, sale and distribution; provided, however that nothing herein shall prohibit Meyer from owning, directly or indirectly, as a passive investor, in the aggregate not more than one percent (1%) of the outstanding publicly traded stock of any company that competes with the Company. For purposes of this Section 10, E-Z-EM, Inc. shall not be deemed a competitor and nothing herein shall prevent Meyer from continuing to provide services to E-Z-EM, Inc.

10.  Miscellaneous.
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     10.1. Notices. All notices, requests and other communications hereunder
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          must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

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               If to the Company:

               AngioDynamics, Inc.
               603 Queensbury Avenue
               Queensbury, NY 12804
               Attn:  President & CEO
               Facsimile:  (518) 798-1215


               If to Meyer:

               Donald A. Meyer
               1261 Vallecita Drive
               Santa Fe, NM  87501
               Facsimile:  (505) 982-2828

               Any party may from time to time change its address or facsimile number for the purpose of notices to that party by a similar notice specifying a new address or facsimile number, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         10.2. Entire Agreement. This Agreement supersedes all prior discussions
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               and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Without limiting the foregoing, all prior agreements between the Company and Meyer provided, however, the foregoing shall not apply to options, vested or unvested, previously granted to Meyer by the Company or AngioDynamics, Inc.

         10.3. Waiver. Any term or condition of this Agreement may be waived at
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               any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

         10.4. Amendment. This Agreement may be amended, supplemented or
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               modified only by a written instrument duly executed by or on behalf of each party hereto.

         10.5. No Third Party Beneficiary. The terms and provisions of this
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               Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person.

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         10.6. Assignment; Binding Effect. Neither this Agreement nor any right,
               --------------------------
               interest or obligation hereunder of Meyer may be assigned (by operation of law or otherwise) without the prior written consent of the Company and any attempt to do so shall be void.

         10.7. Invalid Provisions. If any provision of this Agreement is held to
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               be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         10.8. Governing Law. This Agreement shall be governed by and construed
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               in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         10.9. Dispute Resolution. Any dispute, controversy or claim between the
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               Company and Meyer arising from or in connection with this
               Agreement (a "Dispute") regardless of the magnitude thereof or the amount in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal, shall be submitted to, and finally determined by, arbitration in accordance with the AAA Commercial Rules. The arbitration shall be held in New York, New York. Any award pursuant to such arbitration may be enforced in any court having competent jurisdiction. The prevailing party shall recover its legal fees and costs from the non-prevailing party.

        10.10. Construction. The parties hereto agree that this Agreement is
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               the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.
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        10.11. Counterparts. This Agreement may be executed in any number of
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               counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12. Captions. Captions herein are inserted for reference purposes
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               only and shall not affect the interpretation or construction of this Agreement.

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        10.13. Further Assurances. Each party hereto, at its own expense, shall
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               deliver all such further instruments and documents as may
               reasonably be requested by the other party in order to fully carry out the intent and accomplish the purposes of the transactions referred to therein.


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     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.


E-Z-EM, INC.



By: /s/ Eamonn P. Hobbs                        /s/ Donald A. Meyer
    -------------------                        -------------------
Name: Eamonn P. Hobbs                          Donald A. Meyer
Its:  President & CEO